Exhibit 10.12

AGREEMENT REGARDING MORTGAGE LOANS

 BY AND BETWEEN

FIRST SOUTHERN NATIONAL BANK,
a national bank

and

UNIVERSAL GUARANTY LIFE INSURANCE COMPANY,
an Ohio corporation

DATED AS OF JUNE 1, 2013 (the "Effective Date")

INDEX

Item Description		Page
1	Parties …………………………………………………………………………...........................................................................................................................................	1
2	General Description of Loan Activities...………………………………….….......................................................................................................................................	1
3	UG Mortgage Loan Guidelines ………………………………………………..…..................................................................................................................................	1
4	Loan Limitations ………………………………………………………..……..........................................................................................................................................	1
5	Representations and Warranties by FSNB ……………………………………...................................................................................................................................	1
6	Representations and Warranties by UG …………………………………..…......................................................................................................................................	2
7	Loan Origination Fees ………………………………..……………………….........................................................................................................................................	2
8	Loan Servicing Fees …………………………….……………………….……........................................................................................................................................	2
9	Discounted Loan Fees.…………………………………...……………...……........................................................................................................................................	2
10	FSNB as Agent for Collection and Servicing ………………………………........................................................................................................................................	3
11	Termination of Agency Status ……………………………………………….........................................................................................................................................	3
12	Additional Obligations of FSNB ………………………………………..……........................................................................................................................................	3
13	Application of the Payments ………………………………………..…….…........................................................................................................................................	4
14	Additional Loans by FSNB …………………………………………....….….........................................................................................................................................	4
15	Default……………………….…………….………………………….…….…..........................................................................................................................................	4
16	Access to Records.………………………………………………………...…..........................................................................................................................................	5
17	Indemnification………………………………………………………………............................................................................................................................................	5
18	Miscellaneous.……………………………………………………...…….…............................................................................................................................................	6

1.	Parties.

First Southern National Bank ("FSNB") is a national bank with its principal executive office located at 99 Lancaster Street, Stanford, KY 40484.  Universal Guaranty Life Insurance Company ("UG") is an Ohio corporation with its principal executive office located at 5250 South Sixth Street, Springfield, IL 62703.  FSNB and UG are affiliated through common ownership and control by Mr. Jesse T. Correll.

2.            General Description of Loan Activities.

UG desires to maintain an program under which UG participates in loans originated or otherwise acquired by FSNB in the ordinary course of FSNB's banking business.  With respect to each such loan, this arrangement will be effected through the use of a participation agreement between UG and FSNB.  A copy of the standard loan participation agreement is attached to this Agreement as Exhibit A for loans originated by FSNB and as Exhibit B for loans acquired by FSNB from third parties.

3.	UG Mortgage Loan Guidelines.

Mortgage loans acquired by UG under this agreement shall comply with the objectives and guidelines as outlined in the Company's investment policy relating to owning mortgage loans.

4.	Loan Limitations.

Loans acquired by UG under this agreement shall be limited to and comply with the Ohio Insurance Code, Chapter 3907.14, Investment of capital, surplus and accumulations, and other restrictions or limitations as may be agreed upon between the Ohio Commissioner and UG from time to time.

5.            Representations and Warranties by FSNB.

Loans Originated by FSNB
  FSNB makes the following representations and warranties to UG for mortgage loans originated by FSNB: (i) FSNB has provided and will provide UG with copies of all material credit and other information currently in the possession of FSNB, that were used by FSNB as a basis of and for its decision to make such loan to the borrower; (ii) FSNB will provide UG with copies of such loan documents that were executed (and/or are to be executed) by the borrower as well as by other co-makers, guarantors and endorsers under such loan.
  FSNB makes no representation or warranties, whether expressed or implied, to UG, as to the collectability of the mortgage loan, the continued solvency of the borrower, or as to the existence, sufficiency or value of the collateral securing the mortgage loan.
  FSNB makes no representations or warranties, whether expressed or implied, to UG, as to the validity and enforceability of such loan documents, other than that: (i) such loan documents are validly executed by the borrower, as well as, to the degree applicable, by the co-makers, guarantors and/or endorsers under such loan; (ii) to the extent required under applicable law, the mortgages and other recordable security instruments relating to a mortgage loan were (and/or will be) properly recorded in order to result in the valid perfection of a security interest on the collateral subject to such agreements; and (iii) to the extent required under applicable law, FSNB has taken (and/or will continue to take) whatever additional actions may be necessary and proper to validly perfect and maintain a security interest on the collateral securing such loan.
  FSNB represents and warrants to UG that FSNB has and will follow the same procedures in its loan analysis and approval process for loans participated, transferred or otherwise conveyed to UG as is the common practice of FSNB for such loans made for its own portfolio.

Loans Acquired by FSNB and Subsequently Sold to UG~~:~~
  FSNB makes the following representations and warranties to UG for loans purchased by FSNB: FSNB has provided UG with copies of all relevant credit and other information currently in the possession of FSNB.  FSNB has additionally provided UG with copies of such loan documents in the possession of FSNB.
  FSNB makes no representation or warranties, whether expressed or implied, to UG, as to the collectability of such loan, the continued solvency of the borrower, or as to the existence, sufficiency or value of the collateral securing the mortgage loan.  FSNB assumes no further responsibility and shall not be liable for any delay or failure to make collections, any act of omission with respect to the note or the collateral, or any loss resulting from any of the foregoing.
  FSNB makes no representations or warranties, whether expressed or implied, to UG, as to the validity and enforceability of such loan documents.
  Mortgage loans purchased by FSNB at a discount to the current principal balance may already be in default and UG is taking such loan "As Is, Where Is".

6.	Representations and Warranties by UG.

UG represents and warrants to FSNB that UG based its decision to purchase or decline a participation ownership interest in a mortgage loan solely upon UG's own independent evaluation of such loan, the borrower's creditworthiness and the existence, value and lien status of collateral securing such loan.

7.	Loan Origination Fees.

UG will pay FSNB a one-time fee upon closing of a mortgage loan originated or acquired through FSNB of ONE-HALF OF ONE PERCENT 00.50% of the original loan amount (example: a new mortgage loan of $1,000,000 participated to UG, origination fee would be $5,000).  This fee is to cover costs incurred by FSNB relating to the origination of such loan. There may be certain circumstances where the fee will be lower or waived. These circumstances will be determined on a loan by loan basis and only upon agreement by both parties.

8.	Loan Servicing Fees.

FSNB will service all of the mortgage loans in which UG originates through FSNB or has a participation interest with FSNB.  The rights and responsibilities of FSNB with respect to a participation will be set out in the participation agreement UG and FSNB.  FSNB will collect payments due under such loan, maintain all loan documentation and provide all required notices, and enforce the rights of the lender in the event of default by the borrower.

In consideration of its services, FSNB will be entitled to a fee at the rate of ONE QUARTER OF ONE PERCENT (0.25%) per annum based upon the outstanding gross principal balance of such loan, and shall be payable monthly.  The fee is payable only on loans in performing status.

Charges or fees for services performed shall be reasonable and in conformity with accounting principles consistently applied.  The books, accounts, and records shall be so maintained as to clearly and accurately disclose the nature and details of the transactions including such accounting information as is necessary to support the reasonableness of the charges or fees to the respective parties.

9.	Discounted Loan Fees.

UG recognizes that discounted loans inherently require more administration than traditional performing loans.  Therefore, UG will pay FSNB a one-time fee upon the final disposition of a discounted mortgage loan equal to TEN PERCENT (10.00%) of the net profit realized by UG.  Net profit is defined as the proceeds received, less UG's basis, less any expenses incurred, including origination fee paid, servicing fees paid and other general expenses and taxes paid relative to the specific loan or property.  Following is an example of the calculation:

Loan settlement net proceeds received	900,000
UG basis in settled loan	(300,000)
Origination fee paid	(4,500)
Service fees paid	(3,500)
Legal fees paid	(10,000)
Other expenses paid	(5,000)
Net profit	577,000
10%

Disposition fee due FSNB	57,700

10.	FSNB as Agent for Collection and Servicing.

FSNB shall act as the disclosed agent of UG in connection with receipt and collection of UG's ownership interest in a mortgage loan and in payments to be made thereunder.  FSNB shall additionally act as the disclosed agent of UG in connection with the continued servicing of such loan.

FSNB shall exercise the same degree of care and discretion in continuing to service such loan and in collecting payments thereunder, as FSNB would ordinarily take in servicing such loan and in collecting payments thereunder solely for its own account.

FSNB may not, however, without the prior consent and concurrence of UG; (i) make or consent to any amendments in the terms and conditions of such loan, or the terms of the note or notes evidencing such loan, or in any mortgage, security agreement or other instrument securing such loan; (ii) waive or release any claim against any borrower and/or against any co-maker, guarantor or endorser under such loan; (iii) make or consent to any release, substitution or exchange of collateral; (iv) accelerate payment under such loan and/or under any note or notes evidencing such loan; (v) commence any type of collection proceeding against the borrower and/or against any co-maker, guarantor or endorser under such loan; and/or (vi) seize, sell, transfer, assign, foreclose or attempt to exercise against any collateral securing such loan.

11.	Termination of Agency Status.

FSNB's agency status as outlined above shall terminate at the election of UG upon: (i) the insolvency, closing or liquidation of FSNB; (ii) if, within the opinion of UG, FSNB should fail to comply with its obligations as provided under this Agreement; or (iii) if, FSNB and UG are unable to mutually agree as to a course of action to be taken with regard to collection of a mortgage loan following the borrower's default.

Upon termination of FSNB's agency status, UG shall have the right to immediately notify the borrower, directing the borrower to forward principal and interest payments under such loan directly to UG, in sufficient amounts to satisfy UG's then percentage ownership interest in such loan.  FSNB shall join in this notice to the borrower upon request by UG.

Unless otherwise provided herein, the remaining terms and conditions of this Agreement shall survive the termination of FSNB's agency status.  Such remaining terms and conditions of this Agreement shall continue to apply until such time as such loan is paid in full or otherwise settled.

12.            Additional Obligations of FSNB.

FSNB shall promptly notify UG should FSNB learn or have actual knowledge of the following: (i) any change in the financial condition of the borrower, or any co-maker, guarantor or endorser under a mortgage loan, which may have a material adverse effect upon continuation of the payments under such loan or such loan's ultimate collectability; (ii) any material change in the value of collateral securing such loan; (iii) any change in lien status as affecting the collateral; (iv) any request by the borrower, or by any co-maker, guarantor or endorser under such loan, for any change in the terms and conditions of such loan, or in the terms of any note or notes evidencing such loan, or in any mortgage, security agreement or other instrument securing such loan; (v) any request by the borrower, or by any co-maker, guarantor or surety under such loan, or the release, substitution or exchange of any collateral securing such loan; (vi) any request of the borrower, or by any co-maker, guarantor or endorser under such loan, for the release of any personal obligations of any such party under such loan; (vii) any request by FSNB for any change in the terms and conditions of such loan, or in the terms of any note or notes evidencing such loan, or in any mortgage, security agreement or other instrument securing such loan; (viii) any request by FSNB for an increase in and/or substitution or exchange of collateral securing such loan; (ix) any failure by the borrower to pay principal and/or interest payments under such loan when due; and/or (x) the occurrence of any other event, which with the passage of time and/or failure to cure, would constitute an event of default under such loan or under any note or notes evidencing such loan, or under any mortgage, security agreement or other instrument securing such loan.

As long as UG continues to have an ownership interest in such loan, FSNB agrees to regularly provide UG with complete and current credit related and other information concerning the borrower, such loan and the collateral securing such loan including without limitations, copies of: (i) current financial statements of the borrower, as well as of all co-makers, guarantors and sureties under such loan; (ii) any officer's certificates, financial and other statements and information submitted by the borrower to FSNB in connection with such loan; (iii) the records of FSNB reflecting the amounts and dates of receipt of principal and interest payments under such loan; (iv) any information and/or documents in possession of FSNB bearing upon the continuing creditworthiness of the borrower.

13.	Application of the Payments.

FSNB and UG shall each share in all principal and interest payments and other collections under a mortgage loan in proportion to their respective percentage ownership interests in such loan (with appropriate provisions made for differences in interest rates between FSNB and UG).

14.	Additional Loans by FSNB.

UG recognizes and agrees that FSNB may have other existing mortgage loans and in the future may make additional mortgage loans to the borrower and/or to other co-makers, guarantors, and sureties under such loan, which other and/or additional mortgage loans may not be participated to UG.

UG further recognizes and agrees that FSNB shall have no obligation to attempt to collect payments under such loan in preference and priority over the collection and/or enforcement of any other and/or additional loans by FSNB as referenced above.

FSNB, however, agrees that the proceeds of all collateral directly securing repayment of a mortgage loan shall be applied first to the payment of such loan as provided in "Application of the Payments" above.  Any excess proceeds may be applied by FSNB to the payment of any other and/or additional loans then owing to FSNB that may be indirectly secured by such collateral as a result of the inclusion of "cross-collateralization" provisions in the mortgage, security agreements or other instruments executed in connection with such loan in favor of FSNB.

The parties hereto further agree that UG shall have no interest in any other property of the borrower or any co-maker, guarantor or endorser, taken as security for any other and/or additional loan or loans made by FSNB, or acquired by FSNB or in any property now or hereafter in the possession or control of FSNB, which other property may indirectly secure repayment of such loan by reason of "cross-collateralization"; except that, if any such other property or the proceeds thereof is applied to the reduction of such loan, then UG shall be entitled to share in such an application of payment or payments as provided in "Application of the Payments" of this Agreement.

15.            Default.

Upon the occurrence of any event of default under a mortgage loan which shall be serviced by FSNB for the account of UG or in which UG shall have purchased a participation, FSNB and UG shall consult as to a mutually agreed upon course of action to pursue in order to collect the amounts then owed under such loan.

If UG and FSNB cannot mutually agree upon what course of action to take, or if FSNB should fail for any reason to take such mutually agreed upon action or actions to the satisfaction of UG, the parties hereto unconditionally agree that either FSNB or UG may then elect, upon written notice to the other, to accelerate payment under such loan and/or under any note or notes evidencing such loan, and to institute such legal proceedings as are necessary and appropriate, within the sole opinion of the instituting entity, to collect the indebtedness then due under such loan, to enforce the security therefore, and to protect and preserve the respective rights and interests of the parties to the extent permitted by applicable law.  To that end, the entity instituting such proceedings shall make the other entity and any other interested party as applicable a party thereto and each entity shall bear the costs and expenses of such proceedings in proportion to their respective percentage interest in such loan existing at the time of the default.

In the event that UG elects to accelerate payment of such loan and to institute legal proceedings or upon FSNB's failure, insolvency and/or closing: (i) FSNB unconditionally agrees to immediately forward the original loan documents (including, without limitation, the original of the borrower's note or notes evidencing such loan and all security agreements and instruments therefore) to UG, together with such other documents, files and records as may be necessary, within the opinion of UG and its counsel, to permit UG to institute appropriate collection and/or foreclosure proceedings under such loan and/or against the collateral securing such loan; (ii) FSNB shall further turn over any secured collateral in its possession to UG; (iii) FSNB additionally agrees to join in any demand letter or other communications forwarded by UG to the borrower and/or to any co-makers, guarantors or endorsers under such loan; (iv) FSNB further agrees to execute such additional documents in favor of UG as may be deemed to be necessary and proper by UG and its counsel to permit UG to foreclose against collateral securing such loan under applicable state law procedures.

16.            Access to Records.

All records pertaining to any participated mortgage loan or under this Agreement shall be made available to UG, its auditors, regulators or other designees, during normal business hours and at any other time on reasonable notice, for review, inspection, examination and reproduction.  Notwithstanding any provision herein to the contrary, FSNB will maintain adequate books and records of all transactions pertaining to such participated loans with UG for the duration of this Agreement and follow industry standard requirements regarding record retention.
17.            Indemnification.

Indemnification of UG.  FSNB shall, to the fullest extent permitted by law, indemnify, defend and hold harmless UG and its officers, employees, agents, representative, successors and permitted assigns (each, a "UG Indemnified Person") and against, any losses sustained or incurred by or asserted against, any UG Indemnified Person which arise out of (a) any intentional or willful act or gross negligence of FSNB in performing the services under this Agreement, (b) any breach of or inaccuracy in the representations and warranties made by FSNB in Section 5 of this Agreement and (c) any enforcement of this indemnity; provided, however, that FSNB shall not indemnify any UG Indemnified Person for losses to the extent that such losses arise from acts or omissions of FSNB taken at the specific direction of UG.  "Losses" refers to any loss, liability, claim, damage, and expense (including reasonable attorneys' fees) resulting from a third party claim.
Indemnification of FSNB. UG shall, to the fullest extent permitted by law, indemnify and hold harmless FSNB and its directors, officers, employees, representatives, affiliates, representatives, successors and permitted assigns (each, a "FSNB Indemnified Person") from and against all losses sustained or incurred by, or asserted against, any FSNB Indemnified Person which arise out of this Agreement, including the enforcement of its indemnity obligations under this Section, except to the extent such losses are the result of a FSNB Indemnified Person's intentional misconduct or gross negligence.
Notice of Claim. As soon as reasonably possible, but in no event subsequent to THIRTY (30) calendar days after receipt by an indemnified party hereunder of written notice of any demand, claim or circumstances which, upon the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Indemnity Claim") that may result in a loss, such indemnified party shall give notice thereof ("Claims Notice") to the indemnifying party or parties. The Claims Notice shall describe the Indemnity Claim in reasonable detail, and shall indicate the amount (estimated, if necessary) of the loss that has been or may be suffered by such indemnified party. The failure of the indemnified party to give the Claims Notice within the time provided for herein shall not affect the indemnifying party's or parties' obligation under this section, except if, and then only to the extent that, such failure materially prejudices either the indemnifying party or parties or the ability to defend such Indemnity Claim by such indemnifying party or parties.
18.	Miscellaneous

Sale of Interest.  UG may not sell, pledge, assign, sub-participate or otherwise transfer its percentage ownership interest under such loan without first obtaining the prior written consent of FSNB, which consent shall not unreasonably be withheld.

Governing Law.  This Agreement shall be governed and construed under the internal laws of the State of Ohio.

Binding.  This Agreement shall be binding upon the parties hereto, as well as their respective legal representatives, successors and assigns.

Notices.  All notices under this Agreement shall be in writing and mailed to the respective parties at the address given herein.

Invalid Provisions.  Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the parties hereto agree that such provision shall automatically be deemed to be reformed as to be consistent with applicable law.

Termination.  This Agreement may be terminated by either party upon THIRTY (30) days prior written notice, provided that the terms of this Agreement with respect to the then outstanding loans subject to this Agreement will remain in effect unless mutually agreed otherwise by both parties.

NOTICE OF FINAL AGREEMENT.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMETNS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

FIRST SOUTHERN NATIONAL BANK
Signature	/s/ Tommy Roberts
Printed Name	Tommy Roberts
Title	CEO

UNIVERSAL GUARANTY LIFE INSURANCE COMPANY
Signature	/s/ Thoeodore C. Miller
Printed Name	Thoedore C. Miller
Title	Sr. Vice President